EXHIBIT 32

Section 1350 Certifications

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Husker Ag, LLC (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2003.

By:	/S/ GARY KUESTER

Gary Kuester, Chairman of the Board, President and Director (Principal Executive Officer)

By:	/S/ CORY A. FURSTENAU

Cory A. Furstenau, Treasurer and Director (Principal Financial Officer)